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Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-18485, 333-18487, 333-18493, 333-29467, 333-33185, 333-36469, 333-90777, 333-90779, 333-90781 and 333-36586) of Covance Inc. of our report dated January 30, 2001, except for Notes 6 and 14 as to which the date is February 14, 2001, relating to the financial statements which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 12, 2001

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CONSENT OF INDEPENDENT ACCOUNTANTS